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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Can Corporation of our report dated March 1, 1996 relating to the financial statements of the Aerosols Divestiture Package, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Paris, February 10, 1997


Befec-Price Waterhouse

        /s/ JEAN-PIERRE CAROFF
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          Jean-Pierre Caroff